[MANNING ELLIOTT CHARTERED ACCOUNTANTS LOGO]

                                            11th floor, 1050 West Pender Street,
                                                   Vancouver, BC, Canada V6E 3S5




                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 18, 2003 included in the Registration Statement on Form SB-2 and related Prospectus of Tamarack Ventures, Inc. for the registration of shares of its common stock.



/s/ Manning Eliott
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    Manning Eliott

MANNING ELLIOTT, CHARTERED ACCOUNTANTS

Vancouver, Canada

October 10, 2003